Exhibit 10.1

                                                                  EXECUTION COPY

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

         This Agreement and Plan of Merger and Reorganization ("Agreement") is made as of the 27th day of March, 2008, by and between Tilden Associates, Inc., a Delaware corporation ("Tilden" or the "Company") with its principal business offices located at 300 Hempstead Turnpike, West Hempstead, New York 11552, Extreme Acquisition Company, Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Tilden with its principal business offices located at 300 Hempstead Turnpike, West Hempstead, New York 11552, TFB Acquisition Company, LLC, a Delaware limited liability company ("TFB"), with its principal offices located at 300 Hempstead Turnpike, West Hempstead, New York 11552 and Extreme Mobile Coatings, Inc., a Delaware corporation ("Extreme") with its principal business offices located at 225 Two Oaks Drive, Nicholasville, Kentucky 40356.

         WHEREAS, Extreme has been formed to (i) offer franchises for the operation of mobile coating businesses which provide painting or coating on various surfaces utilizing a patented system and materials developed by Xiom Corp. and (ii) operate a mobile coating business in Kentucky (collectively, the "Business");

         WHEREAS, Tilden is in the business of selling automotive franchises and administering and supporting full service automotive repair centers (the "Automotive Business");

         WHEREAS, Tilden desires to acquire the Business from Extreme by way of a merger of Sub with and into Extreme (the "Merger");

         WHEREAS, simultaneously with the Merger, TFB desires to purchase from Tilden, and Tilden desires to sell to TFB, substantially all of the properties, rights and assets used by Tilden in conducting the Automotive Business, all upon and subject to the terms and conditions hereinafter set forth.

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       The Merger.
                  ----------

                  1.1. Merger; Effective Time. At the Effective Time (as defined below) and subject to the provisions of this Agreement and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into Extreme. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Extreme and Sub and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL as soon as practicable on or after the Closing Date (as defined in Section 1.5). The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time") or at such other date and time as is specified in the Certificate of Merger.

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                  1.2.     Effects of the Merger. At the Effective Time (i) the
separate existence of Sub shall cease and Sub shall be merged with and into Extreme (Extreme and Sub are sometimes referred to herein as the "Constituent Corporations" and Extreme is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Extreme, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the Bylaws of Extreme as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and (iv) the directors and officers of Extreme at the Effective Time of the Merger shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  1.3. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of holders of any shares of the common stock of Extreme (the "Extreme Common Stock") or Tilden as the owner of all of the outstanding shares of the common stock of Sub (the "Sub Common Stock"), the outstanding shares of Extreme Common Stock and the outstanding shares of Sub Common Stock will be treated in the manner set forth below:

                           (a)      Exchange Ratio for Extreme Common Stock.
Each share of Extreme Common Stock outstanding immediately prior to the Effective Time (each an "Old Extreme Share") shall by virtue of the Merger, and after giving effect to the Reverse Split (as defined in Section 5.19) and Share Cancellation (as defined in Section 3.2), be converted into 9,364 shares (each, a "Merger Share") of the common stock, par value $.0001 per share, of Tilden (the "Tilden Common Stock");

                           (b)      Fractional Shares. Notwithstanding any other
provision of this Agreement, no fractional shares of Tilden Common Stock will be issued and any holder of Extreme Common Stock who would otherwise be entitled to receive a fractional share of Tilden Common Stock shall receive a number of shares of Tilden Common Stock rounded to the nearest whole share;

                           (c)      Adjustment of Exchange Ratio. The Parties
hereto intend that the Shares to be issued to the stockholders of Extreme pursuant to this Section 1.3 shall represent ninety-four percent (94%) of Tilden's outstanding Common Stock on a Fully Diluted Basis (as defined in
Section 2.3(b) below) at the Effective Time. In the event that the Merger Shares represent less than ninety-four percent (94%) of Tilden's outstanding Common Stock on a Fully Diluted Basis, the number of Merger Shares to be issued to the holders of Extreme Common Stock shall be adjusted at Closing to be equal to ninety-four percent (94%) of Tilden's outstanding Common Stock on a Fully Diluted Basis at the Effective Time, and such additional Merger Shares shall be distributed among the holders of the Old Extreme Shares immediately preceding the Effective Time on a pro rata basis; and

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                           (d)      Exchange Ratio of Sub Common Stock. Each
share of Sub Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger be converted into one (1) share of Extreme Common Stock. (each, a "New Extreme Share").

                  1.4. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Moritt Hock Hamroff & Horowitz LLP, located at 400 Garden City Plaza, Suite 200, Garden City, New York, within five (5) days after the date when each of the conditions set forth in Section 6 shall have been fulfilled (or waived by the party entitled to waive such condition) or such other time or date or such other location as the parties may mutually agree (the "Closing Date"), but no later than June30, 2008 unless the date of closing is extended by written agreement between the parties, or required for either or both of the parties to comply with the rules and regulations of the Securities and Exchange Commission (the "SEC") and other applicable federal and state laws, rules and regulations.

         2. Representations and Warranties. Except as set forth in the corresponding sections or subsections of the disclosure schedule of Tilden annexed hereto as Appendix I (the "Tilden Disclosure Schedule") or the disclosure schedule of Extreme annexed hereto as Appendix II (the "Extreme Disclosure Schedule"; each of the Tilden Disclosure Schedule and the Extreme Disclosure Schedule to be sometimes referred to herein as a "Disclosure Schedule") and, with respect to Tilden, disclosures contained in the forms, reports, schedules, statements and other documents which Tilden has filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Documents"), Extreme (except for Sections 2.1(b), 2.2(b), 2.2(c),2.3(b), 2.5(b), and references to Tilden Financial Statements in
Section 2.7), hereby represents and warrants to Tilden, and Tilden (except for Sections 2.1(a), 2.2(a), 2.3(a), 2.5(a), 2.25, and references to Predecessor Financial Statements in Section 2.7), hereby represents and warrants to Extreme, that:

                  2.1.     Organization, Good Standing and Qualification.
                           ----------------------------------------------

                           (a)      Extreme is a corporation duly organized,
validly existing as a corporation and in good standing under the laws of Delaware. Each of its Subsidiaries (as defined below) is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware. Extreme and each of its Subsidiaries has all requisite power and authority to own and operate its properties and assets and to carry on the Business, and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a material adverse effect on its business, financial condition, operating results or prospects (a "Material Adverse Effect"). Extreme has made available to Tilden, a complete and correct copy of its certificate of incorporation and by-laws (the "Extreme Organizational Documents") and the organizational documents of each of its Subsidiaries, each as amended to date, together with the Certificate of Conversion of A&C Coatings, LLC ("A&C") pursuant to which A&C converted into Extreme. The Extreme Organizational Documents and the organizational documents of each of its Subsidiaries are in full force and effect.

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                           (b)      Tilden and each of its Subsidiaries (as
defined below) is a corporation duly organized, validly existing as a corporation and in good standing under the laws of its respective jurisdiction of incorporation. Tilden and each of its Subsidiaries has all requisite power and authority to own and operate its properties and assets and to carry on its business, including, but not limited to, the Automotive Business, as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect. Tilden has made available to Extreme, a complete and correct copy of its certificate of incorporation and by-laws (the "Tilden Organizational Documents") and the organizational documents of each of its Subsidiaries, each as amended to date. The Tilden Organizational Documents and the organizational documents of each of its Subsidiaries are in full force and effect.

                           (c)      As used in this Agreement, (i) the term
"Subsidiary" means, with respect to Extreme or Tilden, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) reference to "the other party" means, with respect to Extreme, Tilden and means with respect to Tilden, Extreme, and (iii) the term "Person" means, an association, corporation, estate, general partnership, governmental entity (or any agency, department or political subdivision thereof), individual, joint stock company, joint venture, limited liability company, limited partnership, trust, or any other organization or entity.

                  2.2.     Capital Structure.
                           -----------------

                           (a)      The authorized capital stock of Extreme
consists of 1,000 shares of Extreme Common Stock, of which 999 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement. All of the outstanding shares of Extreme Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. All of the outstanding membership interests in Extreme's Subsidiaries are owned by Extreme free and clear of any lien, pledge, security interest, claim or encumbrance. Extreme has no shares of Extreme Common Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Extreme or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Extreme or any of Extreme's Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Keystone Capital Resources, LLC, Bluegrass Mobile Powder Coatings, LLC and Xiom Corp. (collectively, the "Extreme Stockholders") collectively own all of the outstanding Extreme Common Stock.

                           (b)      The authorized capital stock of Tilden
consists of 30,000,000 shares of Tilden Common Stock, of which 11,425,903 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement. All of the outstanding shares of Tilden Common Stock have

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been duly authorized and are validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each of Tilden's Subsidiaries is owned by Tilden or a direct or indirect wholly-owned subsidiary of Tilden, free and clear of any lien, pledge, security interest, claim or other encumbrance. Tilden has no shares of Tilden Common Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Tilden or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Tilden or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding.

                           (c)      Sub is a corporation duly organized, validly
existing as a corporation and in good standing under the laws of Delaware, The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, of which 100 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement. All of the outstanding shares of Sub Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. This Agreement is a valid and binding obligation of Sub enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception (as defined in Section 2.3(a)). By Tilden's execution of this Agreement, Tilden, in its capacity as the sole stockholder of Sub, hereby adopts this Agreement for the purposes of stockholder approval of this Merger Agreement required by Section 251 of the DGCL. Sub was incorporated on March 13, 2008 for the sole purpose of entering into this Agreement and has conducted no business other than its organizational activities and entering into this Agreement.

                  2.3.     Authority; Approval.
                           -------------------

                           (a)      Extreme has all requisite corporate power
and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Extreme enforceable against Extreme in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The members of Extreme have approved this Agreement and the sale of the Extreme Assets and the other transactions contemplated hereby.

                           (b)      Each of Tilden and Sub has all requisite
corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to approval by the holders of a majority of the outstanding shares of Tilden Common Stock (the "Tilden Requisite Vote") of the Reverse Split (as defined in
Section 4.19) the Tilden Charter Amendments (as defined in Section 4.19) and this Agreement. Subject to the Tilden Requisite Vote, this Agreement is a valid and binding agreement of Tilden, enforceable against Tilden in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Shares of Tilden Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Tilden will have any

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preemptive right of subscription or purchase in respect thereof. The Board of
Directors of Tilden has unanimously approved the Reverse Split, the Tilden Charter Amendments, this Agreement, and the transactions contemplated hereby. After giving effect to the Reverse Split, the Shares issued to Extreme pursuant to this Agreement shall represent 94% of the shares of Tilden Common Stock outstanding, on a Fully Diluted Basis, immediately after the Effective Time. For purposes of this Agreement, the phrase "Fully Diluted Basis" shall mean after giving effect to the assumed exercise of all outstanding warrants, options and other rights to acquire Tilden Common Stock and securities convertible into Tilden Common Stock, and the assumed conversion of all securities convertible into Tilden Common Stock.

                  2.4.     Governmental Filings; No Violations.
                           -----------------------------------

                           (a)      Other than the disclosures, filings and/or
notices (i) required under the Exchange Act or the Securities Act, (ii) to comply with state securities or "blue-sky" laws (such filings and/or notices of Tilden being the "Tilden Governmental Consents" and of Extreme being the "Extreme Governmental Consents"), or (iii) to comply with the DGCL with respect to the approval and adoption of this Agreement, the Reverse Split and the Tilden Charter Amendments, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                           (b)      The execution, delivery and performance of
this Agreement by it do not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Extreme Organizational Documents with respect to Extreme or the Tilden Organizational Documents with respect to Tilden or the organizational documents governing any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 2.9) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Section 2.4(b) of its Disclosure Schedule sets forth a correct and complete list of its Contracts and Contracts of its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

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                  2.5.     Financial Statements; SEC Reports.
                           ---------------------------------

                           (a)      Attached as Exhibit 2.5 to the Extreme
Disclosure Schedule are an unaudited balance sheet of A&C (the predecessor of Extreme) at December 31, 2007, and statements of operations and cash flows of A&C for each of the two years then ended (or shorter period in which A&C existed, and related notes thereto (collectively, the "Predecessor Financial Statements"). The Predecessor Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except that no notes to such Predecessor Financial Statements have been provided) and fairly present the financial position of A&C as of the dates thereof and the results of its operations and cash flows for the periods indicated.

                           (b)      Since December 31, 2005, Tilden has filed
with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"). The SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of Tilden (the "Tilden Financial Statements") included in the SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted under Regulation S-X and/or Item 310 of Regulation S-K promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to customary year-end audit adjustments) the financial position of Tilden as at the dates thereof and the results of its operations and cash flows for the periods indicated.

                  2.6. Absence of Certain Changes. Except as expressly contemplated by this Agreement, since December 31, 2007 (in the case of Extreme) and September 30, 2007 (in the case of Tilden), there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; or (iii) any change by it in accounting principles, practices or methods. Since December 31, 2007 (in the case of Extreme) and December 31, 2006 (in the case of Tilden), except as set forth in its SEC Documents in the case of Tilden, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Benefit Plans (as defined in Section 2.8) other than increases or amendments in the ordinary course.

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                  2.7.     Litigation and Liabilities. Except as reflected on
the Predecessor Financial Statements or in the notes thereto (in the case of Extreme) or the Tilden Financial Statements(in the case of Tilden), there are no
(i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it or any of its Affiliates (which term, as used in this Agreement, shall be as defined in Rule 12b-2 under the Exchange Act) or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 2.10), or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  2.8.     Employee Benefits.
                           -----------------

                           (a)      A copy of each bonus, deferred compensation,
pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, officers, directors, former employees, former officers or former directors of its and its Subsidiaries (its "Benefit Plans") and any trust agreements or insurance contracts forming a part of such Benefit Plans has been made available by it to the other party prior to the date hereof and each such Benefit Plan is described in its SEC Documents in the case of Tilden.

                           (b)      To its knowledge, all of its Benefit Plans
are in substantial compliance with all applicable law, including the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of its Benefit Plans is a defined benefit plan (as defined in Section 3(35) of ERISA) or a multi-employer plan (as defined in Section 3(37) of ERISA). Each of its Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the actual knowledge of its executive officers, threatened litigation relating to its Benefit Plans. Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                           (c)      As of the date hereof, no liability under
Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or, to the actual knowledge of its executive officers, is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate")

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(each such single-employer plan, its "ERISA Affiliate Plan"). It and its
Subsidiaries and ERISA Affiliates have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or, to the actual knowledge of its executive officers, will be required to be filed in connection with the transactions contemplated by this Agreement.

                           (d)      All contributions required to be made under
the terms of any of its Benefit Plans as of the date hereof have been timely made or have been reflected on its most recent balance sheet delivered by it to the other party. Neither any of its Pension Plans nor any of any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

                           (e)      Under each of its Pension Plans which is a
single-employer plan and each of its ERISA Affiliate Plans, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial valuation), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and there has been no material change in the financial condition of such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year.

                           (f)      Neither it nor its Subsidiaries have any
obligations for retiree health and life insurance benefits under any of its Benefit Plans, except as required by applicable law.

                           (g)      The consummation of the transactions
contemplated by this Agreement will not (x) entitle any of its employees, officers or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Benefit Plans.

                  2.9. Compliance with Laws. The businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse

Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. To the knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  2.10. Environmental Matters. Except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, to the knowledge of its executive officers: (i) each of it and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

         As used herein, the term "Environmental Law" means any Law relating to pollution (or the clean up of the environment), or the protection of air, surface water, groundwater, drinking water, land (surface or subsurface), human health, the environment or any other natural resource or the use, storage, recycling, treatment, generation, processing, handling, production or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC ss.ss.9601 et seq. and 40 CFR ss.ss.302.1 et seq., and regulations thereunder; the Federal Clean Air Act, as amended, 42 USC ss.ss.7401 et seq., and regulations thereunder; the Resource Conservation and Recovery Act, 42 USC ss.ss.6901 et seq., as amended, and regulations thereunder; and the Federal Water Pollution Control Act, 33 USC ss.ss.1251 et seq., as amended, and regulations thereunder.

         As used herein, the term "Hazardous Substance" means any asbestos containing materials, mono- and polychlorinated biphenyls, urea formaldehyde products, radon, radioactive materials, any "hazardous substance", "hazardous waste", "pollutant", "toxic pollutant", "oil" or "contaminant" as used in, or defined pursuant to any Environmental Law, and any other substance, waste, pollutant, contaminant or material, including petroleum products and derivatives, the use, transport, disposal, storage, treatment, recycling, handling, discharge, release, threatened release, discharge or emission of which is regulated or governed by any Environmental Law.

                  2.11. Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold or remit from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it;
(ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and
(iii) there are not, to the actual knowledge of its executive officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts accrued in respect thereof that are reflected in its consolidated balance sheet as of December 31, 2007 (in the case of Extreme) and September 30, 2007 (in the case of Tilden), except such excess liabilities that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest with respect to such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  2.12. Labor Matters. Neither it nor any of its Subsidiaries is the subject of any proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

                  2.13. Securities Law Compliance. Each outstanding share of its capital stock and each outstanding option and right to acquire its capital stock, if any, have been registered under the Securities Act and all applicable state "blue sky" laws or issued pursuant to applicable exemptions from registration under the Securities Act or such "blue sky" laws.

                  2.14. No Default. To the knowledge of its executive officers, neither it nor any of its Subsidiaries is or currently expects to be in the future, in violation or breach of or in default under, and no conditions exist that, with the giving of notice or the lapse of time or both, would constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound except for such violations, breaches or defaults as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

                  2.15. Related Party Transactions. Since December 31, 2005, neither it nor any of its Subsidiaries (nor, with respect to Extreme, A&C) has
(a) incurred any obligation to pay commissions or other amounts to any firm of which any of its directors, officers or stockholders which beneficially own 5% or more of its outstanding common stock (each a "5% Stockholder") is a partner or stockholder; (b) cancelled, without payment in full, any notes, loans or other obligations receivable from any employee, officer, director or 5% Stockholder, or any member of the families of any thereof, or from any corporation, partnership or other entity in which any officer, director or 5% Stockholder, or any member of their families, then has any direct or indirect interest; (c) sold, assigned or transferred any of its assets to or from any of its employees, officers, directors, 5% Stockholders or members of their families for less than fair market value.

                  2.16. Property. Section 2.16 of its Disclosure Schedule, and/or its SEC Documents in the case of Tilden, lists all leases of real and personal property to which it or any of its Subsidiaries is a party, except for leases of personal property which are not material to its operations. To the knowledge of its executive officers, it and each of its Subsidiaries (i) has good and marketable title in fee simple to, or valid existing leases for, all real property used in the operation or conduct of its business and (ii) owns, leases or rents all the machinery, equipment, furniture, fixtures and all other capital assets used in the conduct of its business and has good and marketable title or valid existing leases for all such machinery, equipment, furniture and fixtures. All real and personal properties owned by it or any of its Subsidiaries are owned by it free and clear of all mortgages, liens, charges or encumbrances of any nature whatsoever except for Permitted Liens (as defined below). To the knowledge of its executive officers, all leases to which it or any of its Subsidiaries is a party are valid and effective in accordance with their terms, and except for defaults not reasonably likely to have a Material Adverse Effect on it, there is not, under any leases for real or personal property, any existing default by it or any of its Subsidiaries or, to the best of its knowledge, by any other party, nor to the best of its knowledge, is there any event which with notice or lapse of time or both would constitute such a default. To its knowledge, each such parcel of real property owned or leased by it or by any Subsidiary is in compliance with all applicable zoning, building, health and safety laws, ordinances, and regulations and all applicable Environmental Laws, except where non-compliance would not have a Material Adverse Effect on it. All real property and fixtures and all personal property and assets, excluding inventory, used by it or any of its Subsidiaries in its operations and business are and at the Closing Date will be sufficient to operate the business of it or its Subsidiaries, as the case may be, as conducted on the date hereof, and, except for normal wear and tear, will be in as good condition and repair as they were on the date hereof. As used herein, the term "Permitted Liens" means (i) liens or encumbrances for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the owner; (ii) carrier's, warehousemen's, mechanic's, material men's, repairmen's or other like liens or encumbrances arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the owner; and (iii) those liens or encumbrances described in Section 2.16 of the applicable Disclosure Schedule.

                  2.17. Intellectual Property Rights. Section 2.17 of its Disclosure Schedule, and/or its SEC Documents in the case of Tilden, contains an accurate and complete description of all domestic and foreign patents, trademarks, trademark registration, service marks, service marks registration, logos, trade names, assumed names, copyrights and copyright registrations and all applications therefor, presently owned or held by it or any of its Subsidiaries or under which it or any of its Subsidiaries owns or holds any license, or in which it or any of its Subsidiaries owns or holds any direct or indirect interest, and no others are necessary for the conduct of the present business of it or any of its Subsidiaries. To the best of its knowledge, no products, sold by it or any of its Subsidiaries, nor any patents, formulae, know-how, secrets, trademarks, trademark registrations, service marks, service marks registration, logos, trade names, assumed names, copyrights, copyright registrations, or designation used or licensed for use in its business or the business of any of its Subsidiaries, infringe on any patents, trademarks, licenses, or copyrights, or any other rights, of any Person. It and each of its Subsidiaries is the sole owner of, has the sole and exclusive right to use, has the right and power to sell, and has taken all reasonable measures to maintain and protect, the patents, trademarks, trademark registrations, logos, trade names, assumed names, copyrights, copyright registrations, service marks and service mark registrations listed in Section 2.17 of its Disclosure Schedule or in its SEC Documents in the case of Tilden. No claims have been asserted against it or any of its Subsidiaries in writing by any person and received by it challenging the use of any such patents, trademarks, trademark registrations, service marks, service mark registrations, logos, trade names, assumed names, copyrights and copyright registrations or challenging or questioning the validity or effectiveness of any such license or agreement, or the use of any formula, know-how or secrets used in its business or the business of its Subsidiaries and, to the best of its knowledge, there is no valid basis for any such claims. To the knowledge of its executive officers, no other party is infringing on the patents, trademarks, trademark registrations, logos, tradenames, assumed names, copyrights copyright registrations, service marks and service mark registrations listed in Section 2.17 of its Disclosure Schedule and/or in the SEC Documents in the case of Tilden.

                  2.18. Receivables. All of the accounts receivable reflected on its balance sheet as of December 31, 2007 (in the case of Extreme) and September 30, 2007 (in the case of Tilden) and all accounts receivable of it arising since such applicable date, (a) arose from bona fide transactions, (b) represent bona fide indebtedness of the respective debtors, (c are valid and do not have original payment terms in excess of 45 days, and (d) to the best of its knowledge, are not subject to any defense or offset.

                  2.19. Insurance Policies. Section 2.19 of its Disclosure Schedule contains a true and complete list of all policies of fire, liability, workers' compensation and other forms of insurance owned by or held by it and its Subsidiaries, and it has made available for inspection by the other party true and complete copies of all of such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods to the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of its executive officers, such policies (a) are sufficient for compliance with all requirements of law and all agreements to which it is a party, (b) are valid, outstanding and enforceable policies, (c) will remain in full force and effect through the Closing Date and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither it nor any of its Subsidiaries had made any material claims under such insurance policies.

                  2.20. Contracts. Neither it nor any of its Subsidiaries is a party to or bound by any written or oral Contract, (i) for the employment of any officer or individual employee; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment involving more than $25,000; (iv) for the provision of services by it or any of its Subsidiaries involving more than $25,000 other than in the ordinary course of business; (v) in the nature of a confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights; (vi) with a governmental agency;
(vii) for the purchase of products for which there is no alternative source of supply; (viii) in the nature of a non-competition agreement which in any way restricts the right of it or any of its Subsidiaries to conduct business; (ix) in the nature of a management agreement; (x) for any quantity discount, volume purchase, rebate or billback sales arrangement that will continue after the Effective Time and involves more than $25,000; (xi) in the nature of a note, bond, mortgage, indenture or loan agreement, or (xii) relating to any matter which is material to it. To the knowledge of its executive officers, neither it nor any of its Subsidiaries, as of the date hereof, is a party to or bound by any contract or contracts which, in its judgment as of the date hereof, either separately or in the aggregate are contracts which are, or will, have a Material Adverse Effect on it or any of its Subsidiaries.

                  2.21. Bank Accounts. Information pertaining to the names and locations of all banks in which it or any Subsidiary has an account or safe deposit box and the names of all authorized signatories with respect thereto has been provided to the other party.

                  2.22. Subsidiaries. Section 2.22 of its Disclosure Schedule, and/or its SEC Documents in the case of Tilden, lists each of its Subsidiaries. It owns of record and beneficially 100% of each class of the outstanding capital stock of or other interest in each of its Subsidiaries.

                  2.23. Consents. Neither the execution, delivery or performance of this Agreement requires the consent or approval of any other Person or Governmental Entity.

                  2.24. Broker and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         3.       Transfer of Automotive Business.
                  -------------------------------

                  3.1.     Purchase and Sale of Automotive Business.
                           ----------------------------------------

                           (a)      Tilden Assets. Subject to and upon the terms
and conditions of this Agreement and excluding the assets retained by Tilden as set forth in Section 3.1(b) herein, at the Closing, Tilden shall sell, transfer, convey, assign and deliver, to TFB, and TFB shall purchase from Tilden, all of the properties, rights and assets, of every kind and nature, real, personal or mixed, tangible or intangible, wherever located, which are owned, leased, licensed or used by Tilden in the conduct of the Automotive Business and which exist on the Closing Date (collectively, the "Automotive Assets"), including, without limitation, the following assets:

                                    (i)      all office supplies and similar
materials;

                                    (ii)     all contracts, agreements, leases,
arrangements and/or commitments of any kind, whether oral or written, relating to the Automotive Assets, including, but not limited to agreements with franchisees (the "Automotive Contracts");

                                    (iii)    all customer lists, files, records
and documents (including credit information) relating to customers and vendors of the Automotive Business and all other business, financial and employee books, records, files, documents, reports and correspondence relating to the Automotive Business (collectively, the " Automotive Records");

                                    (iv)     all rights of Tilden, if any, under
express or implied warranties from the suppliers of Tilden in connection with the Automotive Assets;

                                    (v)      all furnishings, furniture,
fixtures, tools, machinery, equipment, display racks, stands, and leasehold improvements owned by Tilden and related to the Automotive Assets, whether or not reflected as capital assets in the accounting records of Tilden (collectively, the "Automotive Fixed Assets");

                                    (vi)     all patents, trademarks,
tradenames, service marks, copyrights and applications therefor which are owned by Tilden and related to the Automotive Assets and/or the operation of the Automotive Business;

                                    (vii)    all computers, computer programs,
computer databases, hardware and software owned or licensed by Tilden and used in connection with the Automotive Assets and/or the operation of the Automotive Business;

                                    (viii)   all municipal, state and federal
franchises, licenses, authorizations and permits of Tilden which are necessary to operate or are related to the Automotive Assets;

                                    (ix)     all prepaid charges, deposits, sums
and fees of Tilden relating to the Automotive Assets or arising out of the operation of the Automotive Business;

                                    (x)      all claims and rights of Tilden
related to or arising from the Automotive Assets or arising out of the operation of the Automotive Business;

                                    (xi)     all cash and cash equivalents;

                                    (xii)    all accounts receivable and rights
to receive payment related to or arising out of the conduct of the Automotive Business;

                                    (xiii)   all of the goodwill of the
Automotive Business;

                                    (xiv)    all rights with respect to any
internet address and/or sites of Tilden and/or the Automotive Business;

                                    (xv)     all supplies, inventories, finished
goods and other materials of Tilden utilized in the conduct of the Automotive Business;

                                    (xvi)    all securities or equity and other
interests in the Subsidiaries of Tilden; and

                                    (xvii)   all other assets and properties of
any nature whatsoever, tangible or intangible, held by Tilden either directly or indirectly, and used in, allocated to, or required for the conduct of the Automotive Business.

                           (b)      Retained Tilden Assets. Notwithstanding
anything to the contrary set forth in this Agreement, the following assets of Tilden (the "Retained Tilden Assets") are not included in the sale of Automotive Assets contemplated hereby: (i) the Automotive Purchase Price (as hereinafter defined) and the other rights of Tilden under or relating to this Agreement, and
(ii) the corporate minute books, stock records, qualification to conduct business as a foreign corporation, and other documents relating to the formation, maintenance or existence as a corporation of Tilden, except that Tilden agrees that it will provide copies of any such document from the corporate minute books as reasonably requested by TFB which TFB believes are necessary for the use and operation of the Automotive Assets and the conduct of the Automotive Business after the Closing Date.

                  3.2. Automotive Purchase Price. The purchase price for the Automotive Assets (the "Automotive Purchase Price" shall consist of (i) 75,000 shares (after giving effect to the Reverse Split) of Tilden Common Stock which shall be surrendered to Tilden for cancellation at the Closing (the "Share Cancellation"), (ii) the assumption of liabilities by TFB as contemplated by
Section 3.3 below and (iii) the release of Tilden by Robert Baskind from all claims, liabilities and obligations now existing or which could hereafter arise as a result of or related to his employment with Tilden, including but not limited to any obligation of Tilden to pay amounts to Robert Baskind under
Section 11 of that certain Employment Agreement between Tilden and Robert Baskind dated January 2000.

                  3.3. Assumption of Liabilities. Effective as of the Closing Date, TFB agrees to assume and to pay, perform and discharge all liabilities and obligations of Tilden, whether now, unknown, absolute or contingent, existing as of the Closing Date or arising from the conduct of the Automotive Business on, prior or after the Closing Date, including, but not limited to, all liabilities and obligations (i) reflected on Tilden's Balance Sheet dated as of September 30, 2007 (the "Tilden Balance Sheet"), (ii) incurred after the date of the Tilden Balance Sheet, (iii) under the Automotive Contracts and arising out of the use and operation of the Automotive Assets by TFB after the Closing Date, (iv) arising from taxes of any kind that accrue as a result of the sale of the Automotive Assets pursuant to this Agreement; and (v) the fees and expenses of Tilden's counsel, accountants and other experts and all other expenses incurred by Tilden incident to the negotiation, preparation and execution of this Agreement and any agreement entered into in connection herewith and the performance by Tilden prior to the Closing of its obligations hereunder (collectively, the "Assumed Automotive Liabilities").

                  3.4. Allocation of Automotive Purchase Price. The Automotive Purchase Price shall be allocated among the various Automotive Assets by mutual agreement of the parties prior to the Closing Date. The parties covenant and agree with each other that this allocation shall be arrived at by arm's length negotiation and that none of them will take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any manner inconsistent with the terms of this Section 3.4 without the written consent of the other party to this Agreement. Each of TFB and Tilden covenant and agree to execute and timely file U.S. Treasury Form 8594 consistent with such allocation and upon a party's reasonable request the other party shall execute and file such other documents as may be necessary to document such allocation.

                  3.5. Representations of TFB. TFB hereby represents and warrants to Tilden and Extreme that (a) it is a limited liability duly formed, validly existing as a limited liability company and in good standing under the laws of Delaware, (b) it has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement is a valid and binding obligation of TFB enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception and (d) it was formed for the purpose of acquiring the Automotive Assets and has conducted no business other than its organizational activities and entering into this Agreement.

         4.       Closing Deliveries.
                  ------------------

                  4.1. By Extreme with respect to Merger. Extreme shall deliver at the Closing each of the following documents:

                           (a)      a cross receipt duly executed by Extreme, in
a form mutually satisfactory to Tilden and Extreme ("Cross Receipt"), to Tilden;

                           (b)      certificates evidencing the Old Extreme
Shares marked "Cancelled" to Tilden;

                           (c)      certificates evidencing the New Extreme
Shares to Tilden;

                           (d)      a certificate duly executed by the Chief
Executive Officer of Extreme that all representations and warranties made herein by Extreme are true and correct and that all terms, conditions and provisions of this Agreement have been performed and complied with at the time of Closing, to Tilden;

                           (e)      a certificate duly executed by the secretary
of Extreme attesting to the accuracy of resolutions to be attached thereto approved by the Board of Directors and stockholders of Extreme authorizing the execution, delivery and performance of this Agreement and providing incumbency information for the individual signing this Agreement and each other agreement, certificate or other document contemplated by this Agreement on behalf of Extreme, to Tilden;

                           (f)      such certificates or other documents as may
be reasonably requested by Tilden, including, without limitation, certificates of legal existence, good standing and certified formation documents from the Secretary of State of Delaware, and certificates of an officer of Extreme with respect to directors' resolutions and any other relevant matters concerning Extreme in connection with the transactions contemplated by this Agreement.

                  4.2. By Tilden with respect to Merger. Tilden shall deliver at the Closing each of the following documents:

                           (a)      certificates representing the Merger Shares
to the shareholders of Extreme;

                           (b)      the Cross Receipt duly executed by Tilden,
to Extreme;

                           (c)      a certificate duly executed by the Chief
Executive Officer of Tilden that all representations and warranties made herein by Tilden are true and correct and that all terms, conditions and provisions of this Agreement have been performed and complied with at the time of Closing, to Extreme;

                           (d)      a certificate duly executed by the secretary
of Tilden attesting to the accuracy of the resolutions to be attached thereto approved by the Board of Directors and stockholders of Tilden authorizing the execution, delivery and performance of this Agreement, approval of the Reverse Split and approval of the Tilden Charter Amendments; and providing incumbency information for the individual signing this Agreement and each other agreement, certificate or other document contemplated by this Agreement on behalf of Tilden, to Extreme;

                           (e)      such certificates or other documents as may
be reasonably requested by Extreme, including, without limitation, certificates of legal existence, good standing and certified charter documents from the Secretary of State of Delaware, and certificates of an officer of Tilden with respect to directors' resolutions, by-laws and other matters.

                  4.3. By Tilden with respect to Automotive Sale. Tilden shall deliver to TFB at the Closing each of the following documents:

                           (a)      a Bill of Sale in a form mutually
satisfactory to Extreme, Tilden and TFB;

                           (b)      an Assignment and Assumption of Contracts
and Liabilities duly executed by TFB evidencing Tilden's assignment and TFB's assumption of the Assumed Automotive Liabilities contemplated by Section 3.3 hereof in a form mutually satisfactory to Extreme, Tilden and TFB (the "Automotive Assignment and Assumption Agreement");

                           (c)      a cross receipt duly executed by Tilden, in
a form mutually satisfactory to Extreme, Tilden and TFB (the "Automotive Cross Receipt");

                           (d)      the resignations contemplated by Section
5.18, duly executed by the applicable officer and directors;

                           (e)      such certificates or other documents as may
be reasonably requested by TFB, including, without limitation, certificates of legal existence, good standing and certified charter documents from the Secretary of State of Delaware, and certificates of the Chief Executive Officer of Tilden with respect to minutes, resolutions, by-laws and any other relevant matters concerning Tilden in connection with the transactions contemplated by this Agreement.

                  4.4. By TFB with respect to the Automotive Sale. TFB shall deliver at the Closing, each of the following documents:

                           (a)      the Automotive Assignment and Assumption
Agreement, duly executed by TFB, to Tilden;

                           (b)      the Automotive Cross Receipt, duly executed
by TFB, to Tilden;

                           (c)      An Independent Sales Representative
Agreement in a form mutually satisfactory to Extreme, Tilden and TFB (the "Sales Representative Agreement"), duly executed by TFB, to Extreme;

                           (d)      a release with respect to the matters
contemplated by clause (iii) of Section 3.2 in a form satisfactory to Extreme, duly executed by Robert Baskind;

                           (e)      certificates representing 75,000 shares of
Tilden Common Stock (after giving effect to the Reverse Split), duly endorsed for transfer or accompanied by stock powers duly executed in blank, to Tilden for cancellation;

                           (f)      such certificates or other documents as may
be reasonably requested by Tilden, including, without limitation, certificates of legal existence, good standing and certified charter documents from the Secretary of State of Delaware, and certificates of an officer of TFB with respect to members' resolutions, by-laws and other matters concerning TFB in connection with the transactions contemplated by this Agreement, to Tilden.

                  4.5.     By Extreme, with respect to the Automotive Sale:
Extreme shall deliver to TFB at the Closing the Sales Representative Agreement, duly executed by Extreme.

         5. Covenants. Except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the Effective Time, each of Extreme and Tilden agrees as to itself and its Subsidiaries that:

                  5.1. Ordinary Course. It and its Subsidiaries shall carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them so that their goodwill and ongoing business shall not be impaired in any respect on the Closing Date; provided, however that nothing contained in this Agreement shall prohibit Extreme from issuing additional equity securities or debt securities convertible into equity securities.

                  5.2. Dividends; Changes in Stock. Except to the extent contemplated by this Agreement it shall not, nor shall any of its Subsidiaries, nor shall it or any of its Subsidiaries propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or other outstanding securities or interests, except for dividends or distributions to Extreme or Tilden or a Subsidiary that is wholly owned (directly or indirectly) by a Subsidiary that is wholly owned (directly or indirectly) by Extreme or Tilden, (ii) split, combine or reclassify any of its capital stock or equity interests or issue or authorize or propose the issuance of any other securities in replacement of, in lieu of or in substitution for shares of its capital stock or equity interests, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of its capital stock or equity interests.

                  5.3. Issuance of Securities. Neither it nor any of its Subsidiaries, shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or equity interests, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, other than (i) the issuance of shares of Tilden Common Stock upon the exercise of warrants and stock options identified in SEC Documents and/or
Section 2.2(b) of the Tilden Disclosure Schedule in accordance with the terms of such warrants and stock options or (ii) the issuance by Extreme of any additional equity securities or debt securities convertible into equity securities.

                  5.4. Governing Documents. Except as contemplated by this Agreement, it and its Subsidiaries shall not amend or propose to amend the Tilden Organizational Documents, with respect to Tilden, and the Extreme Organizational Documents, with respect to Extreme.

                  5.5. No Acquisitions. Neither it nor any of its Subsidiaries shall, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets.

                  5.6. No Dispositions. It shall not, nor shall any of its Subsidiaries sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of any of its assets, except in the ordinary course of business.

                  5.7. Indebtedness. Except for borrowings in the ordinary course of business under credit arrangements existing on the date of this Agreement, it shall not, nor shall any of its Subsidiaries, incur (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of it or any of its Subsidiaries or guarantee any debt securities of others except as permitted by Section 5.1 or 5.3.

                  5.8. Other Actions. It shall not, nor shall any of its Subsidiaries, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in its failure to perform covenants it is obliged to perform hereunder or in any of the conditions to the Closing set forth in Section 5 not being satisfied.

                  5.9. Advice of Changes; Filings. Except as prohibited by the terms of any confidentiality agreement to which it is a party, it shall confer on a regular and frequent basis with the other party, report on operational matters and promptly advise the other party in writing of any change or event having (in either case), or which, insofar as can reasonably be foreseen could have (in either case), a Material Adverse Effect on it and its Subsidiaries (financial or otherwise) or their respective businesses, properties, prospective results of operations or net worth. It shall promptly provide the other party (or its counsel) copies of all filings made by it or any of its Subsidiaries with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby or which are material to the operation of the business conducted by it or any such Subsidiary.

                  5.10. Notice of Untrue Facts. It will promptly advise the other party if, at any time before the Information Statement (as defined in Section 4.20) is mailed to the stockholders of Extreme or before the Effective Time, the Information Statement as the same relates to it, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  5.11. Employee Benefit Plans. It and its Subsidiaries will not, without the prior written consent of the other, (i) enter into, adopt, amend (except as may be required by law or otherwise permitted or contemplated by this Agreement) or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between it or a Subsidiary of it and one or more of its directors, officers or employees; or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units), except for reasonable increases in salary in the ordinary course of business, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  5.12. Acquisitions of Property. During the period from the date of this Agreement until the Effective Time, it agrees as to itself and its Subsidiaries that it will not, without the prior written consent of the other party, acquire or lease any additional real or personal property, including, without limitation, capital equipment or inventories, except for real or personal property which will not exceed $25,000 in the aggregate.

                  5.13. Consents Without Any Condition. It shall not make any agreement or reach any understanding not approved in writing by the other party as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of any of the transactions contemplated by this Agreement.

                  5.14. No Related Transaction. Neither it nor any of its Subsidiaries shall enter into or become a party to any contract, lease, agreement or transaction with any member of its board of directors, any of its officers or management employees or any of its Subsidiaries or with any business organization owned or controlled by any of them, from the date of the execution of this Agreement to the Closing Date except in the ordinary course of business or as contemplated by this Agreement.

                  5.15. Legal Requirements. It will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the transactions contemplated by this Agreement (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity and filing initial notices and obtaining an administrative consent order or otherwise satisfying the requirements of any state or federal environmental laws with respect to properties owned, leased, or operated by it or any of its Subsidiaries on or before the date of this Agreement and through the Closing Date, to the extent such properties are subject to such laws) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the transactions contemplated by this Agreement. It will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with the other party obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Tilden, Extreme or any of their Subsidiaries in connection with the transactions contemplated by this Agreement or the taking of any action contemplated thereby or by this Agreement; provided, that except as otherwise provided to the contrary in this Agreement, neither Tilden or any of its Subsidiaries nor Extreme or any of its Subsidiaries shall be obliged to expend funds or commit to expend funds or undertake any other obligation to obtain any consent, authorization, order, approval or exemption, required to be obtained by any other person or entity not its parent or Subsidiary, as the case may be.

                  5.16. Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which it is subject, it shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours until the earlier of the Closing or the date of the termination of this Agreement, to all of its properties, books, contracts, commitments and records and, during such period, it shall (and shall cause each of its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

                  5.17. Additional Agreements; Best Efforts. It will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Tilden with full title to all properties, assets, rights, approvals, immunities and franchises of the

Business, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  5.18. Additional Covenants of Tilden. During the period from the date of this Agreement and continuing until the Closing, Tilden agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that Extreme shall otherwise consent in writing):

                           (a)      SEC Reports. Tilden shall duly and timely
file all reports and other documents required to be filed by it with the SEC and will deliver complete and accurate copies thereof to Extreme at the time of filing. None of such reports and other documents will contain at the time of filing any untrue statement of a material fact or omit to state any material fact (excluding any such misstatement or omission made in reliance upon information provided by Extreme) required to be stated therein or necessary to make the statements therein not misleading, and all of such reports shall comply as to form in all material respects with all of the applicable rules and regulations promulgated under the Exchange Act and the Securities Act, as the case may be.

                           (b)      Resignation of Directors and Officers.
Consistent with applicable law, Tilden shall procure prior to the Closing Date
(a) resignations of each of its officers which shall be effective at the Effective Time and (b) resignations of each of Arthur Singer and Jason Baskind as directors of Tilden and shall cause Tilden's Board of Directors, prior to the effectiveness of such resignations and prior to the Closing Date, to (i) appoint as officers, effective as of the Effective Time, such individuals as may be designated by Extreme prior to the Closing and (ii) elect to the Board of Directors of Tilden, effective as of the Effective Time, such number of individuals as shall be designated by Extreme prior to the Closing. Tilden agrees that during the three (3) year period following the Closing, its Board of Directors will include Robert Baskind in each Board of Directors' slate of nominees proposed to the stockholders of Tilden for election to such Board of Directors and recommend to such stockholders the election of Robert Baskind to such Board.

                  5.19. Tilden Stockholder Consent. Tilden shall provide to Extreme the names of and contact information with respect to holders of not less than a majority of the outstanding shares of the Tilden Common Stock, and Extreme shall solicit from such holders a written consent which shall provide for the adoption and approval of (i) this Agreement and transactions contemplated hereby, (ii) a one-for-seventeen reverse split of the Tilden Common Stock (the "Reverse Split") and (iii) amendments to the Certificate of Incorporation of Tilden (the "Tilden Charter Amendments") so as to result in such Certificate of Incorporation, as amended, reading as set forth in the form of Amended and Restated Certificate of Incorporation attached Exhibit A hereto.

                  5.20.    Schedule 14C Information Statement and Related
Matters.

                           (a)      As promptly as practicable after the date of
this Agreement, and approval of this Agreement, the Reverse Split and the Tilden Charter Amendments by the holders of a majority of the outstanding voting power of each class of the voting securities of Tilden, Tilden and Extreme shall prepare, and Tilden shall file with the SEC, a Schedule 14C Information

Statement to be sent to the stockholders of Tilden in connection with the transactions contemplated hereby. Tilden and Extreme shall use reasonable best efforts to cause the Information Statement to be cleared by the SEC as soon after filing as practicable and (i) Tilden shall mail the Information Statement in substantially the form cleared by the SEC to its stockholders at least twenty
(20) days prior to the Closing Date. Tilden and Extreme shall make all other necessary filings with respect to this Agreement and the transactions contemplated hereby under the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

                           (b)      Extreme shall take such action as may be
necessary to ensure that the information to be supplied by Extreme for inclusion in the Information Statement shall not at the time the Information Statement is mailed to Tilden's stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Information Statement or necessary in order to make the statements in the Information Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing any event relating to Extreme or any of its Affiliates, officers or directors should be discovered by Extreme that should be set forth in an amendment or supplement to the Information Statement, Extreme shall promptly so inform Tilden.

                           (c)      Tilden, Sub and TFB shall take such action
as may be necessary to ensure that the information to be supplied by it for inclusion in the Information Statement shall not at the time the Information Statement is mailed to Tilden's stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Information Statement or necessary in order to make the statements in the Information Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing any event relating to Tilden, Sub or TFB or any of their respective Affiliates, officers, directors or members should be discovered by any such party, that should be set forth in an amendment or supplement to the Information Statement, the party discovering same shall promptly so inform Extreme.

                  5.21. Insurance Coverage. Tilden shall have obtained the Insurance Coverage described in Section 6.2(d) and such Insurance Coverage shall be in effect as of the Closing Date.

                  5.22. Audit Costs. In the event that the Closing shall not have occurred prior to the earlier of the date upon which Tilden's auditor fees for the audit conducted with respect to the year ended December 31, 2007 are due or April 15, 2008 for any reason other than a breach by Tilden of its obligations under this Agreement or the failure to obtain the Tilden Requisite Vote within fourteen (14) days of the date of this Agreement, Extreme shall be liable for and pay the fees incurred by Tilden with respect to the audit of Tilden's 2007 financial statements.

         6.       Conditions.
                  ----------

                  6.1. Conditions to Each Party's Obligation to Close Transaction. The respective obligations of each party to effect the Transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                           (a)      Tilden shall have received all state
securities or "Blue Sky" permits and other authorizations necessary to issue the Merger Shares pursuant to this Agreement or such issuances shall be exempt from registration or qualification under all applicable state securities or "blue sky" laws.

                           (b)      No temporary restraining order, preliminary
or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                           (c)      The consents set forth in Section 2.23 of
each of the Disclosure Schedules shall have been obtained.

                           (d)      The Information Statement shall have been
mailed to Tilden's stockholders at least twenty (20) days prior to the Closing Date.

                  6.2. Conditions of Obligations of Tilden. The obligations of Tilden to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless, to the extent permitted below, waived by Tilden:

                           (a)      The representations and warranties of
Extreme set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Tilden shall have received a certificate signed on behalf of Extreme by a managing member of Extreme to such effect.

                           (b)      Extreme shall have performed in all material
respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Tilden shall have received a certificate signed on behalf of Extreme by the managing member of Extreme to such effect.

                           (c)      Extreme shall have delivered to Tilden all
documents required to be delivered by it pursuant to Section 4.1.

                           (d)      Tilden shall have obtained prior to and have
in effect as of the Closing Date directors' and officers' liability insurance and fiduciary liability insurance providing for not less than $5,000,000 of coverage with respect to claims arising from facts or events that occurred prior to, as of or after the Closing Date, including, but not limited to, all actions of the Board of Directors with respect to or in any manner related to the transactions contemplated by this Agreement, including the Merger, the Reverse Split, Tilden Charter Amendments and sale of the Automotive Business (the "Insurance Coverage").

                           (e)      The holders of a majority of the outstanding
voting power of each class of voting securities of Tilden Common Stock shall have approved this Agreement and the transactions contemplated hereby, including the Reverse Split, the Tilden Charter Amendments, and the Reverse Split shall have become effective.

                  6.3. Conditions of Obligations of Extreme. The obligation of Extreme to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by Extreme:

                           (a)      The representations and warranties of Tilden
set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Extreme shall have received a certificate signed on behalf of Tilden by the President and the Chief Financial Officer of Tilden to such effect.

                           (b)      The representations and warranties of TFB
set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and Extreme shall have received a certificate signed on behalf of TFB by the managing member of TFB to such effect.

                           (c)      Tilden shall have performed in all material
respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Extreme shall have received a certificate signed on behalf of Tilden by the President and the Chief Financial Officer of Tilden to such effect.

                           (d)      TFB shall have performed in all material
respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Extreme shall have received a certificate signed on behalf of TFB by the managing member of TFB to such effect.

                           (e)      Tilden shall have procured prior to the
Closing Date the resignation of Robert Baskind as President of Tilden, and the termination of its employment agreements with each of Robert Baskind and all other officers and employees of Tilden.

                           (f)      Each of Tilden and TFB shall have delivered
all documents required to be delivered by it pursuant to Sections 4.2, 4.3 and 4.4.

                           (g)      The holders of a majority of the outstanding
voting power of each class of voting securities of Tilden Common Stock shall have approved this Agreement and the transactions contemplated hereby, including the Merger, the sale of the Automotive Assets, the Reverse Split, the Tilden Charter Amendments, and the Reverse Split shall have become effective.

                  6.4. Conditions of Obligations of TFB. The obligation of TFB to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by TFB:

                           (a)      The representations and warranties of
Extreme set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                           (b)      Extreme shall have performed in all material
respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c)      Tilden shall have obtained and have in
effect the Insurance Coverage.

                           (d)      Extreme shall have delivered all documents
required by Section 4.1 and Tilden shall have delivered all documents required to be delivered by it pursuant to Sections 4.2 and 4.3.

         7. Post-Closing Agreements. Extreme and Tilden agree that from and after the Closing Date:

                  7.1.     Further Assurances and Data.
                           ---------------------------

                           (a)      At any time and from time to time after the
Closing Date, at TFB's reasonable request and without further consideration, Tilden shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, all at TFB's sole cost and expense, as TFB may reasonably request to more effectively transfer, convey and assign to TFB, and to confirm TFB's title to, all the Automotive Assets, to put TFB in actual possession and operating control thereof, to assist TFB in exercising all rights with respect thereto, and to carry out the purpose and intent of this Agreement. Immediately after the Closing Date, Tilden shall, to the extent applicable, authorize the release to TFB of all files pertaining to the Automotive Assets held by any federal, state, county or local authorities, agencies or instrumentalities. Tilden and TFB will cooperate in communications with suppliers and customers to accomplish the transfer of the Automotive Assets to TFB.

                           (b)      Each of the parties hereby agrees that from
and after the Closing Date, as to any monies received that rightfully belong to the other party, they shall remit such monies promptly to the other party.

                           (c)      TFB shall have the right, for a period of
three (3) years following the Closing Date, to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, employment records and other records that may, at that time, be in the possession of Tilden to the extent that any of the foregoing relates to the Automotive Assets and is needed by TFB in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                  7.2. Limits on Sales to Affiliates. For a period of twenty-four (24) months following the Closing Date, Tilden shall not issue any shares of Tilden Common Stock or securities convertible into or exercisable for Tilden Common Stock to any Affiliate (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933) of Extreme or Tilden except pursuant to the exercise of any stock option or warrant or conversion of a convertible security outstanding as of the date of this Agreement.

                  7.3. Consents. Tilden and TFB will use their commercially reasonable best efforts to obtain by the Closing Date, consents from each landlord relating to all Real Property Leases identified on Section 2.16 of the Tilden Disclosure Schedule, consenting to the assumption of each such Real Property Lease by TFB, and any other consents required under any Contract or otherwise in connection with the transactions contemplated by this Agreement. To the extent that any interest in any of the Tilden Assets is not capable of being assigned, transferred, conveyed or registered without the consent, waiver or authorization of, or registration with, a third person (including, but not limited to, a governmental, regulatory or administrative authority), or if such assignment, transfer, conveyance, registration or attempted assignment, transfer, conveyance or registration would constitute a breach of any Tilden Asset, or a violation of any law, statute, decree, rule, regulation or other governmental edict or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as "Restricted Automotive Interests"). The entire beneficial interest in any Automotive Assets subject to a restriction as described above, and any other interest in such Automotive Assets which are transferable notwithstanding such restriction, shall be transferred from Tilden to TFB as provided in Section 3.1(a). To the extent that any required consents, waivers, authorizations and registrations are not obtained, or until the impracticalities of transfer referred to therein are resolved, Tilden shall (i) provide to TFB, at the request of TFB, the benefits of any Restricted Automotive Interests, (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to TFB and (iii) enforce, at the request of TFB for the account of TFB, any rights of Tilden arising from any Restricted Automotive Interests (including the right to elect to terminate in accordance with the terms thereof upon the advice of TFB).

                  7.4. Director and Officer Indemnification. From and after the Closing Date, Tilden and its Subsidiaries shall not amend, repeal or otherwise modify the provisions with respect to indemnification set forth in their respective charters or by-laws (or comparable organizational documents) as in effect on the Closing Date or as shall become effective upon the effectiveness of the Tilden Charter Amendments, in any manner that would adversely affect the rights thereunder of individuals who, on or prior to the Closing Date, were directors, officers, employees or agents of Tilden or any Tilden Subsidiary with respect to actions or failure to act prior to the Closing, unless such modification is required by law (and then only to the minimum extent required by law).

                  7.5. Director and Officer Liability Insurance. Tilden shall, for a period of three years from the Closing Date, maintain in effect the Insurance Coverage for each of the three (3) years following the Closing Date, provided that the premium cost of the Insurance Coverage shall be no greater than $50,000 for each year of coverage. In the event that the annual premium cost shall exceed $50,000 for any year within such three year period, Tilden shall maintain the maximum amount of Insurance Coverage that can be obtained for a premium of $50,000 for such year. All Insurance Coverage during such three year period shall cover all periods under which Insurance Coverage was first obtained and, in the event that Tilden changes insurance providers during such three year period, any new Insurance Coverage shall include "tail" coverage for all periods covered by the predecessor Insurance Coverage.

                  7.6. Robert Baskind as Director. For each of the three (3) years following the Closing Date, Tilden shall use its best efforts to cause Robert Baskind to be included in each Board of Directors' slate of nominees proposed to the stockholders of Tilden for election to Tilden's Board of Directors and recommend to such stockholders the election of Robert Baskind to such Board.

         8.       Indemnification and Related Procedures.
                  --------------------------------------

                  8.1. Indemnification. TFB agrees to defend, indemnify and hold harmless Tilden and its officers, directors, employees, managers, members, agents, advisers and representatives (collectively, the "Indemnitees") from and against, and pay or reimburse the Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, contingent or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses", and each individually, a "Loss"), resulting from or arising out of:

                           (a)      the Assumed Automotive Liabilities;

                           (b)      any transaction, liability or obligation,
whether absolute or contingent, that occurs or arises out of the operations of the Automotive Business or the use of Automotive Assets on, prior to or after the Closing Date;

                           (c)      Any taxes arising out of the operations of
Tilden prior to the Closing Date or out of the operation of the Automotive Business or the use of the Automotive Assets prior to the Closing Date.

                  8.2. Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In no event shall a party guilty of fraud or willful misconduct be entitled to indemnity with respect to any matter involving such fraud or willful misconduct. In the event that the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defense against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, subject to the written consent of the Indemnifying Party such consent not to be unreasonably withheld. In any event, except to the extent that they have an interest adverse to the other, the parties hereto shall cooperate in the defense of any claim or litigation subject to this Section 8 and the records of each shall be available to the other with respect to such defense.

         9. Transfer and Sales Tax. Notwithstanding any provisions of law imposing the burden of such taxes on Tilden or TFB, as the case may be, TFB shall pay (a) all sales, bulk sales, use and transfer taxes and (b) all governmental charges, if any, upon and due in connection with the sale or transfer of any of the Automotive Assets hereunder.

         10. Employees; WARN Act. Effective on the Closing Date, Tilden shall terminate the employment of all employees engaged in the Automotive Business (the "Terminated Automotive Employees"), and shall terminate any employment agreements with such Terminated Automotive Employees. As of the Closing Date, TFB shall offer employment to all of the Terminated Automotive Employees (such hired persons being the "Hired Automotive Employees"), at initial salaries and with initial benefits comparable to those immediately prior to the termination. For the purposes of determining and measuring benefits provided to any given Hired Automotive Employee by TFB, each Hired Automotive Employee will be given credit for the Hired Automotive Employee's term of service to Tilden. For a period of at least forty-five (45) days from and after the Effective Date, TFB shall employ substantially all, but in no event less than 70%, of the Hired Automotive Employees and shall not terminate more than 50 full time employees who were employed by Tilden as of the Closing Date. TFB shall be liable and responsible for any obligations under WARN, arising out of TFB's breach of this Section 21 with respect to the Hired Automotive Employees.

         11.      Termination.
                  -----------

                  11.1. Time of Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the matters presented in connection with the transactions contemplated by this Agreement by the stockholders of Extreme:

                           (a)      By mutual consent of Tilden and Extreme.

                           (b)      (i) By either Tilden or Extreme if there
shall be a material breach of any representation, warranty, covenant, obligation or agreement on the part of the other party set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing, or in the case of a covenant, obligation or agreement, within two (2) business days following receipt by the breaching party of notice of such breach; or (ii) by either Tilden or Extreme if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable.

                           (c)      By Extreme if there shall be a material
breach of any representation, warranty, covenant, obligation or agreement on the part of TFB set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to Closing, or in the case of a covenant, obligation or agreement, within two (2) business days, following receipt by the breaching party of notice of such breach

                           (d)      By Extreme if the stockholders of Tilden do
not approve and adopt this Agreement, the Reverse Split and the Tilden Charter Amendments on or prior to April 7, 2008.

                           (e)      In accordance with Section 14.3.

                  11.2. Effect of Termination. In event of a termination of this Agreement by either Extreme or Tilden as provided in Section 8.1, this Agreement shall forthwith become void; provided, however, that no such termination shall relieve any party hereto from any liability for breach of this Agreement.

                  11.3. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, including, without limitation, the remedy of specific performance. The election of any one or more remedies by Tilden or Extreme shall not constitute a waiver of the right to pursue other available remedies.

                  12. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally against written receipt therefor, or sent by facsimile (with transmission confirmed), a nationally recognized overnight delivery service (such as UPS, DHL, U.S.P.S. Priority Mail, Federal Express), registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address or facsimile number of which the parties may have given notice:

        To Extreme:                         With a copy to:
        -----------                         ---------------

        Extreme Coatings, Inc.              Giordano, Halleran & Ciesla, P.C.
        225 Two Oaks Drive                  125 Half Mile Road, P.O. Box 190
        Nicholasville, Kentucky 40356       Middletown, NJ  07748
        Fax:                                Fax:  732-224-6599
        Attention:  James Zimbler           Attention:  Philip D. Forlenza, Esq.

        To Tilden or TFB:                   With a copy to:
        -----------------                   ---------------

        Tilden Associates, Inc.             Dennis O'Rourke, Esq.
        300 Hempstead Turnpike              Moritt Hock Hamroff & Horowitz LLP
        West Hempstead, NY 11552            400 Garden City Plaza, Suite 200
        Fax: 516-746-1288                   Garden City, NY  11530
        Attention:  Robert Baskind          Fax:  516-873-2010


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or by facsimile; (b) on the first Business Day following delivery to the overnight service; Federal Express; or (c) three business days after being sent, if sent by registered or certified mail.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that neither party may assign its obligations hereunder without the prior written consent of the other party hereto.

         14.      Entire Agreement; Amendments; Attachments.
                  -----------------------------------------

                  14.1. Entire Agreement; Amendment. This Agreement, all schedules and exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral negotiations, commitments and understandings between such parties. Tilden and Extreme, by the consent of their respective Board of Directors and members, or officers authorized by such Board or members, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by Tilden and Extreme.

                  14.2. Attachments. If the provisions of any schedule or exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The exhibits and schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

                  14.3. Update of Disclosure Schedules. During the ten (10) day period commencing with the date of this Agreement, each of Extreme and Tilden shall have the opportunity to modify and update its Disclosure Schedule, and any revised or new information contained in the modified and updated Disclosure Schedule (each, a "New Disclosure") shall be deemed to have been included in the applicable Disclosure Schedule as of the date of this Agreement; provided, however, that if any such New Disclosure relates to a matter which has had or could reasonably be expected to have a Material Adverse Effect on the party making the New Disclosure or on the ability of such party to complete the transactions contemplated by this Agreement, the other party shall have the right to terminate this Agreement by written notice provided within five (5) days of the making of such New Disclosure.

         15.      Expenses.
                  --------

                           (a)      Except as provided in Section 3.3 and
Section 15(b), each party shall bear its own costs and expenses associated with the negotiation, execution and delivery of this Agreement and all other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement.

                           (b)      In the event that this Agreement is
terminated for any reason other than a termination by (i) Extreme pursuant to section 11.1(b) due to a breach of the Agreement by Tilden, (ii) Extreme pursuant to Section 11.1(c) due to a breach of the agreement by TFB, (iii) Extreme pursuant to Section 11.1(d) due to a failure of Tilden to obtain the Tilden Requisite Vote, or (iv) Tilden if Extreme is not in breach of the Agreement, then Extreme shall reimburse Tilden for $55,000 in expenses and all reasonable attorneys fees and expenses incurred by Tilden in connection with the preparation, negotiation and execution of the Merger Agreement and the Transactions.

         16. Legal Fees. In the event that legal proceedings are commenced by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and costs incurred by the prevailing party in such proceedings to the extent determined by a court of competent jurisdiction.

         17. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. The parties agree to the exclusive jurisdiction of the federal and state courts located in the County of Nassau, State of New York with respect to all matters relating to this Agreement.

         18. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall be one and the same document.

         21. Public Disclosure. Neither party shall make any public statement about, nor issue any press release concerning this Agreement or the transactions contemplated hereby without first consulting with the other party hereto as to the form and substance of any such press release or public disclosure; provided, however, that (a) nothing in this Section 21 shall be deemed to prohibit any party hereto from making any disclosure that its counsel deems necessary or advisable in order to satisfy such party's disclosure obligation imposed by law and that (b) Tilden and Extreme may each continue such communications with employees, customers, suppliers, franchises, lenders, lessors, shareholders, members, and other particular groups as maybe legally required or necessary in order to continue to operate its business in the ordinary course and not inconsistent with the best interests of the other party or the prompt consummation of the transaction.

         22. Confidentiality. Each of Tilden and Extreme shall hold in confidence and cause its officers, directors, employees, representatives, agents and advisors not to disclose or use any Confidential Information (as defined below) and not disclose the same to any third person without the prior consent of the other party. If this Agreement is terminated or dissolved for any reason, the receiving party will promptly return to the other party all Confidential Information furnished by the other party, including all copies and summaries thereof and will not make use of such Confidential Information at any time thereafter. As used herein, "Confidential Information" means any information identified as such in writing by the disclosing party. The provisions of this
Section 18 shall survive the Closing or any termination of this Agreement.

         23.      Exclusivity.
                  -----------

                           (a)      Tilden will not, prior to the Closing Date
or the termination of this Agreement, solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any acquisition of the assets of, or any securities of, or any merger, consolidation or business combination with Tilden, or any other corporate transaction inconsistent with the transactions provided for herein.

                           (b)      Extreme will not prior to the Closing Date
or the termination of this Agreement, solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any acquisition of the assets of, or any securities of, or any merger, consolidation or business combination with Extreme, or any other corporate transaction inconsistent with the transactions provided for herein.

                           (c)      The provisions of this Section 23 shall
survive the termination of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                       EXTREME:

                                       EXTREME MOBILE COATINGS, INC.

                                       By: /s/ James Zimbler
                                           ------------------------------------
                                           Name:  James Zimbler
                                           Title: Vice President


                                       TILDEN:

                                       TILDEN ASSOCIATES, INC.

                                       By: /s/ Robert Baskind
                                           ------------------------------------
                                           Name:  Robert Baskind
                                           Title: President


                                       ACQUISITION SUB:

                                       EXTREME ACQUISITION COMPANY, INC.

                                       By: /s/ James Zimbler
                                           ------------------------------------
                                           Name:  James Zimbler
                                           Title: President


                                       TFB ACQUISITION COMPANY, LLC

                                       By: /s/ Robert Baskind
                                           ------------------------------------
                                           Name:  Robert Baskind
                                           Title: Managing Member






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